Exhibit 99.1

The Emerging Oil & Gas MLP / LLC Sector Natural Gas Producers Association February 22, 2007

Forward-Looking Statements Statements made by representatives of Legacy Reserves LP (the "Partnership") during the course of this presentation that are not historical facts are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, availability of sufficient cash flow to pay distributions and execute our business plan, prices and demand for oil and natural gas, our ability to replace reserves and efficiently exploit our current reserves, our ability to make acquisitions on economically acceptable terms, and other important factors that could cause actual results to differ materially from those projected as described in the Partnership's registration statements filed with the Securities and Exchange Commission. The Partnership undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events.

Upstream MLP / LLC Sector Overview

What is an Oil & Gas MLP? A Publicly Traded Limited Partnership owning oil & gas producing assets All excess cash flow is distributed quarterly to the unit holders MLP retains 15-30% of its cash flow to reinvest in the properties to maintain or grow its production Can grow through acquisition and drilling Can issue debt, equity and hedge Current oil & gas MLP's utilize 2-5 years of hedging to mitigate price volatility in stabilizing the distributions

Why Should MLP's Own Mature Producing Assets? Lower cost of capital than a C-Corp as the Yield is the Cost of Equity MLP's are not subject to entity level federal taxation Income and tax benefits flow through to the limited partners: cost/statutory depletion, IDC's, L&WE depreciation 40-90% + tax shield among peer group Appetite for yield in the marketplace Mature assets may have been neglected by their C-Corp owners focused on drilling

In 2006, 5 upstream MLP/LLCs went public, followed by Legacy in January 2007. Upstream MLPs/LLCs Trading History

Drivers of New Upstream MLP / LLC Activity Long-Lived, Predictable Reserve Base Availability of Medium-Term Hedging Exploitation Strategy, Not Exploration Conservative Balance Sheet Slow decline rates / High R/P ratios High levels of PDP with predictable PUD opportunities Low development costs New upstream MLPs/LLCs focus on exploitation, rather than rely on exploration to support cash flow. Development of a well-known reserve base. Development of the longer-term hedging market has provided support to MLPs by facilitating visibility into production economics and available cash for distribution. Peer group has relatively low leverage

MLP & LLC Structural Comparison Structural Comparison of MLP / LLC Characteristics MLP Structure LLC Structure C-Corp Structure ML and LLC Variations Non-Taxable Entity Yes Yes No Tax Shield on Distributions Yes Yes No Tax Reporting Schedule K-1 Schedule K-1 Form 1099 Percent of Units Subordinated 40% - 50% None None Usage of subordinated units to increase distribution coverage (EVEP) Subordination Period Typically 3 - 5 years None None Early Conversion Option Yes None None General Partner Yes None None MLPs structured with "benign" General Partner (LGCY and BBEP) Incentive Distribution Rights / Management Incentive Interests Yes Yes/No None MLPs/LLCs structured with minimal IDR/MII (0% - 25%) to avoid cost-of- capital creep over time Voting Rights No Yes Yes

Significant Advantages of MLP without IDR Lower cost of capital than traditional MLP structure Common Unit distribution growth not burdened by IDRs to the GP Cost of equity equals market yield Simple and fair alignment of interests among all investors Investors share equally in all cash flows With significant ownership, management is strongly motivated to increase distributions Facilitates accretive acquisitions Acquisitions are more accretive at a given price Ability to use units as acquisition currency - more appealing to sellers

Current Distribution Yield Note: Market data as of 2/21/2007. Large Cap Pipeline / Midstream MLPs Index: Market Cap > $1.4 B. Includes Buckeye, Boardwalk, Enbridge, Energy, Enterprise, Kinder Morgan, Magellan, Oneok, Plains, TEPPCO, Valero. Coal MLPs Index: Alliance, Natural Resource, Penn Virginia. Small Cap Pipeline / Midstream MLPs Index: Market Cap < $1.4 B. Includes Atlas, Copano, Crosstex, DCP, Genesis, Global, Hiland, Holly, MarkWest, Martin, Pacific, Regency, Sunoco, TC, Transmontaigne, Williams. Public MLP General Partner Index: General Partners of Alliance, Atlas, Buckeye, Crosstex, Energy Transfer, Enterprise, Inergy, Magellan, Valero. Upstream MLPs / LLCs

Legacy Company Overview

Introduction and Company History Legacy Reserves LP is an oil and gas master limited partnership ("MLP") focused on the acquisition & exploitation of producing properties primarily in the Permian Basin Legacy was formed by industry veterans who have spent most of their careers working together in the Permian Basin and who have contributed properties to Legacy In March 2006, Legacy completed a 144A equity offering raising $85 million In January 2007, Legacy completed its Initial Public Offering raising $131 million

IPO Offering Summary - Post IPO Ownership GP Interest <0.1% New Unitholders 27% 144A Unitholders 20% Sellers of Assets to Legacy 1% Founding Investors, Directors and Management 52%

Experienced Management Team Name Years of Experience Permian / Total Oil & Gas Title Independent Board Members S. Wil VanLoh, Jr. Managing Partner Quantum Energy Partners William D. Sullivan Former EVP Anadarko Petroleum G. Larry Lawrence Former Controller Pure Resources Kyle D. Vann Former CEO Entergy - Koch, LP

Asset Overview 20.2 MMBoe of proved reserves (1) Reserves-to-production ratio of 16 years Diversified across over 1,900 wells 70% operated 3,418 net Boe per day 72% oil Taken from reserve reports prepared by LaRoche Petroleum Consultants, Ltd. as of 6/30/06 for Legacy Reserves LP and for the acquisition of properties from Kinder Morgan as contained in Appendix C and D of the S-1.

Consolidation Opportunities in the Permian Basin Fragmented ownership provides numerous acquisition opportunities Acquisition niche - large PDP component Connected in Permian Basin deal network Permian Basin Ownership Profile (1) Top 5 Operators 1,700+ Operators 0.3% (1) Ownership based on production. Permian Basin includes Texas Railroad Commission Districts 7C, 8, 8A and Lea and Eddy County, New Mexico. Permian Basin data as of July 31, 2005; Legacy production data as of September 30, 2006. Multi-billion dollar acquisition market 63.6% 36.1%

Active Acquisition Market Multi-Billion Dollar Acquisition Market Note: Per John S. Herold, Inc's 2006 Global Upstream M&A Review (from publicly available data). Mid-Continent includes the Permian Basin.

Acquisition Track Record Acquired Reserves (1999 - 2006) Aggregate cost of $146 million at an average cost of $6.42 per Boe

Legacy Summary Only MLP focused on the oil-weighted Permian Basin Experienced management team with significant equity ownership Tax advantaged yield Significant organic and external growth opportunities Long-lived, diversified multi-pay properties Demonstrated reserve replacement capability Long-term hedges in place Unlevered balance sheet MLP structure with no IDRs